UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2009

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of The First American Corporation (the “Company”) determined the 2009 salaries of its named executive officers. In each case, the amount is the same as the officer’s 2008 salary, with the exception of Max O. Valdes, whose salary was increased from $300,000 to $350,000. The Committee also determined the target 2009 bonus amounts and maximum amount of long term incentive restricted stock units (“RSUs”) that can be awarded by the Committee in its discretion to the named executive officers in early 2010. The table below sets forth these amounts:

Name and Title	2009 Salary (in $)	Target Bonus for 2009 (in $)	Maximum Long Term Incentive RSUs to be Awarded in 2010 (in $)
Parker S. Kennedy, chairman and chief executive officer	$675,000	$2,075,000	$850,000
Dennis J. Gilmore, chief executive officer of financial services company	$585,000	$1,690,000	$850,000
Frank V. McMahon, chief executive officer of information solutions company	$350,000	$1,925,000	$850,000
Barry M. Sando, president, information and outsourcing solutions segment	$350,000	$950,000	$350,000
Max O. Valdes, senior vice president and chief accounting officer	$350,000	$425,000	$175,000

As further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2009, pursuant to an employment agreement, Anthony S. Piszel, chief financial officer and treasurer, receives an annual salary of $500,000, has a target annual performance bonus for 2009 of $1 million, subject to a $500,000 minimum and a $1,500,000 maximum, and may receive a long term incentive RSU grant in early 2010 of between $250,000 and $500,000.

In addition, the Committee awarded performance units to the Company’s named executive officers, which performance units are designed to allow the Company to deduct under section 162(m) of the Internal Revenue Code the entire amount of cash bonuses that may be paid to the named executive officers for performance during 2009. Messrs. Kennedy, Gilmore, McMahon, Piszel, Sando and Valdes were awarded performance units, respectively, of $2,075,000, $1,690,000, $2,502,500, $1,200,000, $1,235,000 and $552,000. The performance unit award agreements give the Committee complete discretion to reduce the actual amount of bonus payable, and, therefore, performance units payable, to any lesser amount prior to the payment thereof, and the Committee expects to make such a reduction. These performance units, which are issued under the Company’s 2006 Incentive Compensation Plan, provide that they will not be payable unless the net income of the Company for 2009 is at least $50.0 million, excluding certain extraordinary items, provided that if the Company consummates a spin-off of one or more entities prior to December 31, 2009, the performance condition shall be determined by adding to the net income of the Company the net income of any entity whose stock was distributed to the shareholders of the Company. This same $50.0 million net income performance criteria also attaches as a condition to the executive officers’ receipt of the shares underlying the long term incentive RSUs awarded in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: March 13, 2009	By:	/s/ Kenneth D. DeGiorgio
	Name:	Kenneth D. DeGiorgio
	Title:	Senior Vice President